EXHIBIT 8.01

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Country	Name under which the Subsidiary does Business
BRF GmbH	Austria	BRF GmbH
BRF Foods GmbH	Austria	BRF Foods GmbH
Al Khan Foodstuff LLC (“AKF”)	Oman	Al Khan Foodstuff LLC (“AKF”)
TBQ Foods GmbH	Austria	TBQ Foods GmbH
Banvit Bandirma Vitaminli	Turkey	Banvit Bandirma Vitaminli
Banvit Enerji ve Elektrik Uretim Ltd. Sti.	Turkey	Banvit Enerji ve Elektrik Uretim Ltd. Sti.
Nutrinvestments BV	The Netherlands	Nutrinvestments BV
Banvit ME FZE	UAE	Banvit ME FZE
BRF Foods LLC	Russia	BRF Foods LLC
BRF Global Company Nigeria Ltd.	Nigeria	BRF Global Company Nigeria Ltd.
BRF Global Company South Africa Proprietary Ltd.	South Africa	BRF Global Company South Africa Proprietary Ltd.
BRF Global GmbH	Austria	BRF Global GmbH
BRF Japan KK	Japan	BRF Japan KK
BRF Korea LLC	Korea	BRF Korea LLC
BRF Shanghai Management Consulting Co. Ltd.	China	BRF Shanghai Management Consulting Co. Ltd.
BRF Shanghai Trading Co. Ltd.	China	BRF Shanghai Trading Co. Ltd.
BRF Singapore Foods PTE Ltd.	Singapore	BRF Singapore PTE Ltd.
Eclipse Holding Cooperatief U.A.	The Netherlands	Eclipse Holding Cooperatief U.A.
Buenos Aires Fortune S.A.	Argentina	Buenos Aires Fortune S.A.
Eclipse Latam Holdings	Spain	Eclipse Latam Holdings
Perdigão Europe Lda.	Portugal	Perdigão Europe Lda.
ProudFood Lda.	Angola	ProudFood Lda
Sadia Chile S.A.	Chile	Sadia Chile S.A.
Wellax Food Logistics C.P.A.S.U. Lda.	Portugal	Wellax Food Logistics C.P.A.S.U. Lda.
One Foods Holdings Ltd.	UAE	One Foods Holdings Ltd
Al-Wafi Food Products Factory LLC	UAE	Al-Wafi Food Products Factory LLC
Badi Ltd.	UAE	Badi Ltd.
Al-Wafi Al-Takamol International for Foods Products	Saudi Arabia	Al-Wafi Al-Takamol International for Foods Products
Joody Al Sharqiya Food Production Factory LLC	Saudi Arabia	Al-Wafi Al-Takamol International for Foods Products
BRF Kuwait Food Management Company WLL	Kuwait	BRF Kuwait Food Management Company WLL
One Foods Malaysia SDN. BHD.	Malaysia	One Foods Malaysia SDN. BHD.
Federal Foods LLC	UAE	Federal Foods LLC
Federal Foods Qatar	Qatar	Federal Foods Qatar
Establecimiento Levino Zaccardi y Cia. S.A.	Argentina	Establecimiento Levino Zaccardi y Cia. S.A.
BRF Energia S.A.	Brazil	BRF Energia S.A.
BRF Pet S.A.	Brazil	BRF Pet S.A.
Hecosul Alimentos Ltda.	Brazil	Hecosul Alimentos Ltda.
Hercosul Distribuição Ltda.	Brazil	Hercosul Distribuição Ltda.
Hercosul International S.R.L.	Paraguay	Hercosul International S.R.L.
Hercosul Soluções em Transportes Ltda.	Brazil	Hercosul Soluções em Transportes Ltda.
Mogiana Alimentos S.A.	Brazil	Mogiana Alimentos S.A.
Potengi Holdings S.A.	Brazil	Potengi Holdings S.A.
PR-SAD Administração de bem próprio S.A.	Brazil	PR-SAD Administração de bem próprio S.A.
PSA Laboratório Veterinário Ltda.	Brazil	PSA Laboratório Veterinário Ltda.
BRF Investimentos Ltda.	Brazil	Sino dos Alpes Alimentos Ltda.
Sadia Alimentos S.A.	Argentina	Sadia Alimentos S.A.
Sadia Chile S.A.	Chile	Sadia Chile S.A.
Sadia Uruguay S.A.	Uruguay	Sadia Uruguay S.A.
Vip S.A. Empreendimentos e Participações Imobiliárias	Brazil	Vip S.A. Empreendimentos e Participações Imobiliárias